                                                              EXHIBIT 6(a)


                            DISTRIBUTION AGREEMENT
                            ----------------------

     AGREEMENT made as of this 29th day of July, l996 between NUVEEN INVESTMENT TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and JOHN NUVEEN & CO. INCORPORATED, a Delaware corporation (the "Underwriter").

                              W I T N E S S E T H
                              - - - - - - - - - -

     In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Fund hereby appoints the Underwriter its agent for the distribution of shares of beneficial interest, par value $.0l per share, including such series or classes of shares as may now or hereafter be authorized, (the "Shares") in jurisdictions wherein Shares may legally be offered for sale; provided, however, that the Fund, in its absolute discretion, may: (a) issue or sell Shares directly to holders of Shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; and (b) issue or sell Shares at net asset value in connection with merger or consolidation with, or acquisition of the assets of, other investment companies or similar companies.

2. The Underwriter hereby accepts appointment as agent for the distribution of the Shares and agrees that it will use its best efforts to sell such part of the authorized Shares remaining unissued as from time to time shall be effectively registered under the Securities Act of l933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable Federal and State laws and regulations and to the Declaration of Trust of the Fund.

3. The Fund agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale, as herein contemplated, such Shares as the Underwriter shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

4. Notwithstanding any other provision hereof, the Fund may terminate, suspend, or withdraw the offering of the Shares, or Shares of any series or class, whenever, in its sole discretion, it deems such action to be desirable.

5. The Underwriter shall sell Shares to, or through, brokers, dealers, banks or other qualified financial intermediaries (hereinafter referred to as "dealers"), or others, in such manner not inconsistent with the provisions hereof and the then effective Registration Statement of the Fund under the Securities Act (and related Prospectus and Statement of Additional Information) as the Underwriter may determine from time to time, provided that no dealer, or other person, shall be appointed nor authorized to act as agent of the Fund without the prior consent of the Fund. The Underwriter shall have the right to enter into agreements with brokers, dealers and banks (referred to herein as "dealers") of its choice for the sale of Shares and fix therein the portion of the sales charge which may be allocated to such dealers; provided that the Fund shall approve the form of such agreements and shall evidence such approval by filing said form and any amendments thereto as attachments to this Agreement, which shall be filed as an exhibit to the Fund's currently effective registration statement under the Securities Act. Shares sold to dealers shall be for resale by such dealers only at the public offering price(s) set forth in the Fund's then current Prospectus. The current forms of such agreements are attached hereto as Exhibits 1, 2 and 3.

6. Shares offered for sale, or sold by the Underwriter, shall be so offered or sold at a price per Share determined in accordance with the then current Prospectus relating to the sale of Shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission. Any public offering price shall be the net asset value per Share plus a sales charge of not more than 5.25% of such public offering price. Shares may be sold at net asset value without a sales charge to such class or classes of investors or in such class or classes of transactions as may be permitted under applicable rules of the Securities and Exchange Commission and as described in the then current Prospectus of the Fund. The net asset value per Share of each series or class shall be calculated in accordance with the Declaration of Trust of the Fund and shall be determined in the manner, and at the time, set forth in the then current Prospectus of the Fund relating to such Shares.

7. The price the Fund shall receive for all Shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such Shares. The excess, if any, of the sales price over the net asset value of Shares sold by the Underwriter as agent shall be retained by the Underwriter as a commission for its services hereunder. Out of such commission, the Underwriter may allow commissions or concessions to dealers in such amounts as the Underwriter shall determine from time to time. Except as may be otherwise determined by the Underwriter and the Fund from time to time, such commissions or concessions shall be uniform to all dealers.

8. The Underwriter shall issue and deliver, or cause to be issued and delivered, on behalf of the Fund such confirmations of sales made by it as agent, pursuant to this Agreement, as may be required. At, or prior to, the time of issuance of Shares, the Underwriter will pay, or cause to be paid, to the Fund the amount due the Fund for the sale of such Shares. Certificates shall be issued, or Shares registered on the transfer books of the Fund, in such names and denominations as the Underwriter may specify.

9. The Fund will execute any and all documents, and furnish any and all information, which may be reasonably necessary in connection with the qualification of the Shares for sale (including the qualification of the Fund as a dealer, where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required, without its consent, to comply with any requirement which, in its opinion, is unduly burdensome).

l0. The Fund will furnish to the Underwriter, from time to time, such information with respect to the Fund and the Shares as the Underwriter may reasonably request for use in connection with the sale of Shares. The Underwriter agrees that it will not use or distribute, nor will it authorize dealers or others to use, distribute or disseminate, in connection with the sale of such Shares, any statements other than those contained in the Fund's current Prospectus and Statement of Additional Information, except such supplemental literature or advertising as shall be lawful under Federal and State securities laws and regulations, and that it will furnish the Fund with copies of all such material.

ll. The Underwriter shall order Shares from the Fund only to the extent that it shall have received purchase orders therefor. The Underwriter will not make, nor authorize any dealers or others, to make: (a) any short sale of Shares; or
(b) any sale of Shares to any officer or trustee of the Fund, nor to any officer or trustee of the Underwriter, or of any corporation or association furnishing investment advisory, managerial, or supervisory services to the Fund, nor to any such corporation or association, unless such sales are made in accordance with the then current Prospectus relating to the sale of such Shares.

l2. In selling Shares for the account of the Fund, the Underwriter will in all respects conform to the requirements of all Federal and State laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. relating to such sales, and will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by the Underwriter or any employee, representative, or agent of the Underwriter. The Underwriter will observe and be bound by all the provisions of the Declaration of Trust of the Fund (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of l940, notice of which shall have been given by the Fund to the Underwriter) which at the time in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of the Underwriter.

l3. The Underwriter will require each dealer to conform to the provisions hereof and of the Registration Statement (and related Prospectus) at the time in effect under the Securities Act with respect to the public offering price of the Shares, and neither the Underwriter nor any such dealer shall withhold the placing of purchase orders so as to make a profit thereby.

l4. The Fund will pay, or cause to be paid, expenses (including the fees and disbursements of its own counsel) of any registration of Shares under the Securities Act, expenses of qualifying or continuing the qualification of the Shares for sale and, in connection therewith, of qualifying or continuing the qualification of the Fund as a dealer or broker under the laws of such states as may be designated by the Underwriter under the conditions herein specified, and expenses incident to the issuance of the Shares such as the cost of Share certificates, issue taxes, and fees of the transfer and shareholder service agent. The Underwriter will pay, or cause to be paid, all expenses (other than expenses which any dealer may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the Shares issued or sold hereunder, including, without limiting the generality of the foregoing, all:
(a) expenses of printing and distributing any Prospectus and Statement of Additional Information and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with such offering of the Shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, printing and distribution of any report or other communication to holders of Shares in their capacity as such), and (b) expenses of advertising in connection with such offering. No transfer taxes, if any, which may be payable in connection with the issue or delivery of Shares sold as herein contemplated, or of the certificates for such Shares, shall be borne by the Fund, and the Underwriter will indemnify and hold harmless the Fund against liability for all such transfer taxes.

l5. This agreement shall continue in effect until August l, l997, unless and until terminated by either party as hereinafter provided, and will continue from year to year thereafter, but only so long as such continuance is specifically approved, at least annually, in the manner required by the Investment Company Act of l940. Either party hereto may terminate this agreement on any date by giving the other party at least six months' prior written notice of such termination, specifying the date fixed therefor. Without prejudice to any other remedies of the Fund in any such event, the Fund may terminate this agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder.

Without prejudice to any other remedies of the Fund in any such event, the Fund may terminate this Agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder.

l6. This agreement shall automatically terminate in the event of its assignment.

l7. Any notice under this agreement shall be in writing, addressed, and delivered or mailed, postage pre-paid, to the other party at such address as such other party may designate for the receipt of such notice.

18. The Declaration of Trust of the Fund on file with the Secretary of State of the Commonwealth of Massachusetts was executed on behalf of the Fund by the initial trustees of the Fund and not individually, and any obligation of the Fund shall be binding only upon the assets of the Fund (or applicable series thereof) and shall not be binding upon any trustee, officer or shareholder of the Fund. Neither the authorization of any action by the trustees or shareholders of the Fund nor the execution of this agreement on behalf of the Fund shall impose any liability upon any Trustee, officer or shareholder of the Fund.

IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this agreement to be executed on its behalf as of the day and year first above written.

                            NUVEEN INVESTMENT TRUST


                         By /s/ Gifford R. Zimmerman
                            ------------------------
                            Vice President

Attest:

/s/ Karen L. Healy
-------------------
Assistant Secretary


                        JOHN NUVEEN & CO. INCORPORATED


                         By /s/ Larry Martin
                            ----------------
                            Vice President

Attest:

/s/ Morrison C. Warren
----------------------
Assistant Secretary

                        EXHIBIT A TO NUVEEN MUTUAL FUNDS
                DISTRIBUTION AND SHAREHOLDER SERVICING AGREEMENT

                Policies and Procedures With Respect to Sales of
                           Multiple Classes of Funds

The Nuveen non-money market open-end mutual funds (the "Funds") have the following classes of shares generally available to the public: Class A Shares, which are normally subject to an up-front sales charge and a service fee; Class B Shares, which are subject to an asset-based sales charge, a service fee, and a declining contingent deferred sales charge ("CDSC"); and Class C Shares, which are subject to an asset-based sales charge, a service fee, and a 12-month CDSC, it is important for an investor to choose the method of purchasing shares which best suits his or her particular circumstances. To assist investors in these decisions, John Nuveen & Co. Incorporated, underwriter for the Nuveen Mutual Funds, has instituted the following policies with respect to orders for Fund shares. These policies apply to each Authorized Dealer which distributes Fund shares.

     1. Purchase orders for a single purchaser equal to or exceeding $1,000,000 should be placed only for Class A shares, unless such purchase for Class B or Class C Shares has been reviewed and approved by the Authorized Dealer's appropriate supervisor.

     2. Any purchase order for less than $1,000,000 may be for Class A, Class B or Class C Shares in light of the relevant facts and circumstances, including:

             a. the specific purchase order dollar amount;

             b. the length of time the investor expects to hold his or her
                Shares;

             c. whether the investor expects to reinvest dividends;  and

             d. any other relevant circumstances such as the availability of purchases under a letter of intent, a combined discount or a cumulative discount, as described in the Prospectus for the Fund, and any anticipated changes in the funds net asset value per share.

There are instances when one method of purchasing Shares may be more appropriate than the other. For example, investors who would qualify for a significant discount from the maximum sales load on Class A Shares might determine that payment of such a reduced up-front sales charge is preferable to the payment of a higher ongoing distribution fee on Class B or Class C Shares. On the other hand, investors who prefer not to pay an up-front sales charge may wish to defer the sales charge by purchasing Class B or Class C Shares. Those who plan to redeem their shares within five years might consider Class C Shares, particularly if they do not expect to reinvest dividends in additional shares. Note that, if an investor anticipate redeeming Class B Shares within a short period of time such as one year, that investor may bear higher distribution expenses than if Class A Shares had been purchased. In addition, investors who intend to hold their shares for a significantly long time may not wish to bear the higher ongoing asset-based sales charges of Class B or Class C Shares, irrespective of the fact that the CDSC that would apply to a redemption of Class B Shares is reduced over time and is ultimately eliminated, and that the CDSC that would apply to a redemption of Class C Shares is relatively short in duration and small in amount.

Appropriate supervisory personnel within your organization must ensure that all employees receiving investor inquiries about the purchase of shares of the Funds advise the investor of the available pricing structures offered by the Funds and the impact of choosing one method over another, including breakpoints and the availability of letters of intent, combined purchases and cumulative discounts. In some instances it may be appropriate for a supervisory person to discuss a purchase with the investor.

These policies are effective immediately with respect to any order for the purchase of shares of the Funds.

July 18, 1996

Nuveen Mutual Funds
Dealer Distribution and
Shareholder Servicing Agreement

As principal underwriter of shares of the various Nuveen non-money market open-end mutual funds, and of the shares of any future such funds (collectively, the "Funds"), we invite you to join a selling group for the distribution of shares of common stock of the Funds (the "Shares"). As exclusive agent of the Funds, we offer to sell you Shares on the following terms:

1. In all sales of Shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for any Fund, for us or for any other member of the Selling Group.

2. Orders received from you shall be accepted by us only at the public offering price applicable to each order, as established by the then current Prospectus of the appropriate Fund, subject to the discounts provided in such Prospectus. Upon receipt from you of any order to purchase Shares we shall confirm to you in writing or by wire to be followed by a confirmation in writing. Additional instructions may be forwarded to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

3. You may offer and sell Shares to your customers only at the public offering price determined in the manner described in the current Prospectus of the appropriate Fund. Shares will be offered at a public offering price based upon the net asset value of such Shares plus, with respect to certain class(es) of Shares, a sales charge from which you shall receive a discount equal to a percentage of the applicable offering price as provided in the Prospectus. You may receive a distribution fee and/or a service fee with respect to certain class(es) of Shares for which such fees are applicable, as provided in the applicable Prospectus, which distribution fee and/or service fee shall be payable for such periods and at such intervals as are from time to time specified by us. Your placement of an order for Shares after the date of any notice of such amendment shall conclusively evidence your agreement to be bound thereby.

    Reduced sales charges may also be available as a result of a cumulative discount or pursuant to a letter of intent. Further information as to such reduced sales charges, if any, is set forth in the appropriate Fund Prospectus. You agree to advise us promptly as to the amounts of any sales made by you to the public qualifying for reduced sales charges.

4.  By accepting this Agreement, you agree:

    a)  That you will purchase Shares only from us;

    b) That you will purchase Shares from us only to cover purchase orders already received from your customers, or for your own bona fide investment; and

    c) That you will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

    d) That, with respect to the sale of Shares of Funds that offer multiple classes of Shares, you will comply with the terms of the Policies and Procedures with Respect to Sales of Multiple Classes of Shares, attached hereto as Exhibit A.

5.  We will not accept from you any conditional orders for Shares.

6. Payment for Shares ordered from us shall be in New York clearing house funds and must be received by the Funds' agent, Shareholder Services, Inc., P. O. Box 5330, Denver, Colorado 80217-5330, within three business days after our acceptance of your order. If such payment is not received, we reserve the right, without notice, forthwith to cancel the sale or, at our option, to cause the Fund to redeem the Shares ordered, in which case we may hold you responsible for any loss, including loss of profit, suffered by us as result of your failure to make such payment. If any Shares confirmed to you under the terms of this agreement are repurchased by the issuing Fund or by us as agent for the Fund, or are tendered for repurchase, within seven business days after the date of our confirmation of the original purchase order, you shall promptly refund to us the full discount, commission, or other concession, if any, allowed or paid to you on such Shares.

7. Shares sold hereunder shall be available in book-entry form on the books of Shareholder Services, Inc. unless other instructions have been given.

8. No person is authorized to make any representations concerning Shares of any Fund except those contained in the applicable current Prospectus and printed information subsequently issued by the appropriate Fund or by us as information supplemental to such Prospectus. You agree that you will not offer or sell any Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made a copy of the then current Prospectus for the appropriate Fund (as the amended or supplemented) and will not furnish to any persons any information relating to Shares which is inconsistent in any respect with the information contained in the then current Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the appropriate Fund. You shall be responsible for any required filing of such advertising.

9. All sales will be made subject to our receipt of Shares from the appropriate Fund. We reserve the right, in our discretion, without notice, to modify, suspend or withdraw entirely the offering of any Shares, and upon notice to change the price, sales charge, or dealer discount or to modify, cancel or change the terms of this agreement.

10. Your acceptance of this agreement constitutes a representation that you are a registered securities dealer and a member in good standing of the National Association of Securities Dealers, Inc. and agree to comply with all applicable state and Federal laws, rules and regulations applicable to transactions hereunder and to the Rules of Fair Practice of the National Association of Securities Dealers, Inc., including specifically Section 26,
     Article III thereof. You likewise agree that you will not offer to sell Shares in any state or other jurisdiction in which they may not lawfully be offered for sale.

11. You shall provide such office space and equipment, telephone facilities, personnel and literature distribution as is necessary or appropriate for providing information and services to your customers. Such services and assistance may include, but not be limited to, establishment and maintenance of shareholder accounts and records, processing purchase and redemption transactions, answering routine inquiries regarding the Funds, and such other services as may be agreed upon from time to time and as may be permitted by applicable statute, rule, or regulation. You shall perform these services in good faith and with reasonable care. You shall immediately inform the Funds or us of all written complaints received by you from Fund shareholders relating to the maintenance of their accounts and shall promptly answer all such complaints.

12. All communications to us should be sent to 333 W. Wacker Drive, Chicago, Illinois 60606. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

13. This Agreement shall be construed in accordance with the laws of the State of Illinois. This Agreement is subject to the Prospectuses of the Funds from time to time in effect, and, in the event of a conflict, the terms of the Prospectuses shall control. References herein to the "Prospectus" of a Fund shall mean the prospectus and statement of additional information of such Fund as from time to time in effect. Any changes, modifications or additions reflected in any such Prospectus shall be effective on the date of such Prospectus (or supplement thereto) unless specified otherwise. This Agreement shall supersede any prior dealer distribution agreement with respect to the Funds.

John Nuveen & Co. Incorporated
                      |                                                        |
John Nuveen           |                                                        |
Authorized Signature  |                                                        |
--------------------------------------------------------------------------------

We have read the foregoing agreement and accept and agree to the terms and conditions therein.


Firm                  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |
___________________________________________________________________________________________________________
                      |                                                                                   |
                      |                                                          Month   Day    Year      |
Authorized Signature  |                                                         |       |        |        |
___________________________________________________________________________________________________________

Print Name of         |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |
___________________________________________________________________________________________________________

Address               |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |
___________________________________________________________________________________________________________

City                  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |     |  |    Zip |  |  |  |  |  |  |
___________________________________________________________________________________________________________

Tax ID Number         |  |  |  |  |  |  |  |  |  |  |  |    NASD   |  |  |  |  |  |  |  |  |  |  |  |  |  |
___________________________________________________________________________________________________________

The above agreement should be executed in duplicate and both copies returned to us for signature. We will return a fully executed copy to you for your files.

Please return the completed agreement to:
John Nuveen & Co. Incorporated, 333 West Wacker Drive, Chicago, Illinois 60606-1286

Nuveen Mutual Funds
Distribution and Shareholder
Servicing Agreement
(Bank Version)

As principal underwriter of shares of common stock (the "Shares") of the various Nuveen non-money market open-end mutual funds and any future such funds (collectively, the "Funds"), we offer to make available Shares for purchase by your customers on the following terms:

1. In all sales of Shares to the public you shall act as agent for your customers, and in no transaction shall you have any authority to act as agent for any Fund or for us. The customers in question are for all purposes your customers and not customers of John Nuveen & Co. Incorporated. We shall execute transactions for each of your customers only upon your authorization, it being understood in all cases that (a) you are acting as agent for the customer; (b) the transactions are without recourse against you by the customer; (c) as between you and the customer, the customer will have full beneficial ownership of the securities; (d) each transaction is initiated solely upon the order of the customer; and (e) each transaction is for the account of the customer and not for your account.

2. Orders received from you shall be accepted by us only at the public offering price applicable to each order, as established by the then current Prospectus of the appropriate Fund, subject to the discounts provided in such Prospectus. Upon receipt from you of any order to purchase Shares we shall confirm to you in writing or by wire to be followed by a confirmation in writing, and we shall concurrently send to your customer a letter confirming such order, together with a copy of the appropriate Fund's current Prospectus. Additional instructions may be forwarded to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

3. Members of the general public, including your customers, may purchase Shares only at the public offering price determined in the manner described in the current Prospectus of the appropriate Fund. Shares will be offered at a public offering price based upon the net asset value of such Shares plus, with respect to certain class(es) of Shares, a sales charge which, together with the amount of that sales charge to be retained by banks acting as agent for their customers, is set forth in the Prospectus. You may receive a distribution fee and/or a service fee with respect to certain class(es) of Shares for which such fees are applicable, as provided in the applicable Prospectus, which distribution fee and/or service fee shall be payable for such periods and at such intervals as are from time to time specified by us. Your placement of an order for Shares after the date of any notice of such amendment shall conclusively evidence your agreement to be bound thereby. Reduced sales charges may also be available as a result of a cumulative discount or pursuant to a letter of intent. Further information as to such reduced sales charges, if any, is set forth in the appropriate Fund Prospectus. You agree to advise us promptly as to the amounts of any sales made by or though you to the public qualifying for reduced sales charges.

4.  By accepting this Agreement, you agree:

    a) That you will purchase Shares only from us, and only to cover purchase orders already received from your customers;

    b) That you will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding; and

    c) That, with respect to the sale of Shares of Funds that offer multiple classes of Shares, you will comply with the terms of the Policies and Procedures with Respect to Sales of Multiple Classes of Shares, attached hereto as Exhibit A.

5.  We will not accept from you any conditional orders for Shares.

6. Payment for Shares ordered from us shall be in New York clearing house funds and must be received by the Funds' agent, Shareholder Services, Inc., P.O. Box 5330, Denver, Colorado 80217-5330, within three business days after our acceptance of your order. If such payment is not received, we reserve the right, without notice, forthwith to cancel the sale or, at our option, to cause the Fund to redeem the Shares ordered, in which case we may hold you responsible for any loss, including loss of profit, suffered by us as result of your or your customer's failure to make such payment. If any Shares confirmed to you or your customer under the terms of this agreement are repurchased by the issuing Fund or by us as agent for the Fund, or are tendered for repurchase, within seven business days after the date of our confirmation of the original purchase order, you shall promptly refund to us the full discount, commission, or other concession, if any, allowed or paid to you on such Shares.

7. Shares sold hereunder shall be available in book-entry form on the books of Shareholder Services, Inc. unless other instructions have been given.

8. No person is authorized to make any representations concerning Shares of any Fund except those contained in the applicable current Prospectus and printed information issued by the appropriate Fund or by us as information supplemental to such Prospectus. You agree that you will not offer or sell any Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made a copy of the then current Prospectus for the appropriate Fund (as amended or supplemented) and will not furnish to any persons any information relating to Shares which is inconsistent in any respect with the information contained in the then current Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the appropriate Fund. You shall be responsible for any required filing of such advertising.

9. All sales will be made subject to our receipt of Shares from the appropriate Fund. We reserve the right, in our discretion, without notice, to modify, suspend or withdraw entirely the offering of any Shares, and upon notice to change the price, sales charge, or dealer discount or to modify, cancel or change the terms of this agreement.

10. Your acceptance of this agreement constitutes a representation that you are a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, and are duly authorized to engage in the transactions to be performed hereunder. You hereby agree to comply with all applicable state and Federal laws, rules and regulations applicable to transactions hereunder. You likewise agree that you will not make Shares available in any state or other jurisdiction in which they may not lawfully be offered for sale.

11. You shall provide such office space and equipment, telephone facilities, personnel and literature distribution as is necessary or appropriate for providing information and services to your customers. Such services and assistance may include, but not be limited to, establishment and maintenance of shareholder accounts and records, processing purchase and redemption transactions, answering routine inquiries regarding the Funds, and such other services as may be agreed upon from time to time and as may be permitted by applicable statute, rule, or regulation. You shall perform these services in good faith and with reasonable care. You shall immediately inform the Funds or us of all written complaints received by you from Fund shareholders relating to the maintenance of their accounts and shall promptly answer all such complaints.

12. All communications to us should be sent to 333 W. Wacker Drive, Chicago, Illinois 60606. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

13. This Agreement shall be construed in accordance with the laws of the State of Illinois. This Agreement is subject to the Prospectuses of the Funds from time to time in effect, and, in the event of a conflict, the terms of the Prospectuses shall control. References herein to the "Prospectus" of a Fund shall mean the prospectus and statement of additional information of such Fund as from time to time in effect. Any changes, modifications or additions reflected in any such Prospectus shall be effective on the date of such Prospectus (or supplement thereto) unless specified otherwise. This Agreement shall supersede any prior dealer distribution agreement with respect to the Funds.

John Nuveen & Co. Incorporated
                     |                                                                                   |
John Nuveen          |                                                                                   |
Authorized Signature |                                                                                   |
__________________________________________________________________________________________________________

We have read the foregoing agreement and accept and agree to the terms and conditions therein.
Firm                 |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |
__________________________________________________________________________________________________________
                     |                                                                  Month Day   Year |
Authorized Signature |                                                                 |     |     |     |
__________________________________________________________________________________________________________
Print Name of        |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |
__________________________________________________________________________________________________________
Address              |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |
__________________________________________________________________________________________________________
City                 |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |     |  |  |    Zip |  |  |  |  |  |
__________________________________________________________________________________________________________
Tax ID Number        |  |  |  |  |  |  |  |  |  |  |  |  NASD     |  |  |  |  |  |  |  |  |  |  |  |  |  |
__________________________________________________________________________________________________________

The above agreement should be executed in duplicate and both copies returned to us for signature. We will return a fully executed copy to you for your files.

Please return the completed agreement to:
John Nuveen & Co. Incorporated, 333 West Wacker Drive, Chicago, Illinois 60606-1286

Nuveen Mutual Funds
Distribution and Shareholder
Servicing Agreement
(Version for Bank-Affiliated Broker-Dealers)

As principal underwriter of shares of common stock (the "Shares") of the various Nuveen non-money market open-end mutual funds and any future such funds (collectively, the "Funds"), we offer to make available Shares for purchase by your customers on the following terms:

1. In all sales of Shares to the public you shall act as agent for your customers, and in no transaction shall you have any authority to act as agent for any Fund or for us. The customers in question are for all purposes your customers and not customers of John Nuveen & Co. Incorporated. We shall execute transactions for each of your customers only upon your authorization, it being understood in all cases that (a) you are acting as agent for the customer; (b) the transactions are without recourse against you by the customer; (c) as between you and the customer, the customer will have full beneficial ownership of the securities; (d) each transaction is initiated solely upon the order of the customer; and (e) each transaction is for the account of the customer and not for your account.

2. Orders received from you shall be accepted by us only at the public offering price applicable to each order, as established by the then current Prospectus of the appropriate Fund, subject to the discounts provided in such Prospectus. Upon receipt from you of any order to purchase Shares we shall confirm to you in writing or by wire to be followed by a confirmation in writing, and we shall concurrently send to your customer a letter confirming such order, together with a copy of the appropriate Fund's current Prospectus. Additional instructions may be forwarded to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

3. Members of the general public, including your customers, may purchase Shares only at the public offering price determined in the manner described in the current Prospectus of the appropriate Fund. Shares will be offered at a public offering price based upon the net asset value of such Shares plus, with respect to certain class(es) of Shares, a sales charge which, together with the amount of that sales charge to be retained by banks or bank-affiliated broker-dealers acting as agent for their customers, is set forth in the Prospectus. You may receive a distribution fee and/or a service fee with respect to certain class(es) of Shares for which such fees are applicable, as provided in the applicable Prospectus, which distribution fee and/or service fee shall be payable for such periods and at such intervals as are from time to time specified by us. Your placement of an order for Shares after the date of any notice of such amendment shall conclusively evidence your agreement to be bound thereby. Reduced sales charges may also be available as a result of a cumulative discount or pursuant to a letter of intent. Further information as to such reduced sales charges, if any, is set forth in the appropriate Fund Prospectus. You agree to advise us promptly as to the amounts of any sales made by or though you to the public qualifying for reduced sales charges.

4.  By accepting this Agreement, you agree:

    (a) That you will purchase Shares only from us, and only to cover purchase orders already received from your customers;

    (b) That you will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding; and

    (c) That, with respect to the sale of Shares of Funds that offer multiple classes of Shares, you will comply with the terms of the Policies and Procedures with Respect to Sales of Multiple Classes of Shares, attached hereto as Exhibit A.

5.  We will not accept from you any conditional orders for Shares.

6. Payment for Shares ordered from us shall be in New York clearing house funds and must be received by the Funds' agent, Shareholder Services, Inc., P. O. Box 5330, Denver, Colorado 80217-5330, within three business days after our acceptance of your order. If such payment is not received, we reserve the right, without notice, forthwith to cancel the sale or, at our option, to cause the Fund to redeem the Shares ordered, in which case we may hold you responsible for any loss, including loss of profit, suffered by us as result of your or your customer's failure to make such payment. If any Shares confirmed to you or your customer under the terms of this agreement are repurchased by the issuing Fund or by us as agent for the Fund, or are tendered for repurchase, within seven business days after the date of our confirmation of the original purchase order, you shall promptly refund to us the full discount, commission, or other concession, if any, allowed or paid to you on such Shares.

7. Shares sold hereunder shall be available in book-entry form on the books of Shareholder Services, Inc. unless other instructions have been given.

8. No person is authorized to make any representations concerning Shares of any Fund except those contained in the applicable current Prospectus and printed information issued by the appropriate Fund or by us as information supplemental to such Prospectus. You agree that you will not offer or sell any Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made a copy of the then current Prospectus for the appropriate Fund (as amended or supplemented) and will not furnish to any persons any information relating to Shares which is inconsistent in any respect with the information contained in the then current Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the appropriate Fund. You shall be responsible for any required filing of such advertising.

9. All sales will be made subject to our receipt of Shares from the appropriate Fund. We reserve the right, in our discretion, without notice, to modify, suspend or withdraw entirely the offering of any Shares, and upon notice to change the price, sales charge, or dealer discount or to modify, cancel or change the terms of this agreement.

10. Your acceptance of this agreement constitutes a representation that you are a registered securities broker-dealer and a member in good standing of the National Association of Securities Dealers, Inc. and agree to comply with all state and Federal laws, rules and regulations applicable to transactions hereunder and with the Rules of Fair Practice of the NASD, including specifically Section 26 of Article III thereof. You likewise agree that you will not offer to sell Shares in any state or other jurisdiction in which they may not lawfully be offered for sale. We agree to advise you currently of the identity of those states and jurisdictions in which the Shares may lawfully be offered for sale.

11. You shall provide such office space and equipment, telephone facilities, personnel and literature distribution as is necessary or appropriate for providing information and services to your customers. Such services and assistance may include, but not be limited to, establishment and maintenance of shareholder accounts and records, processing purchase and redemption transactions, answering routine inquiries regarding the Funds, and such other services as may be agreed upon from time to time and as may be permitted by applicable statute, rule, or regulation. You shall perform these services in good faith and with reasonable care. You shall immediately inform the Funds or us of all written complaints received by you from Fund shareholders relating to the maintenance of their accounts and shall promptly answer all such complaints.

12. All communications to us should be sent to 333 W. Wacker Drive, Chicago, Illinois 60606. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

13. This Agreement shall be construed in accordance with the laws of the State of Illinois. This Agreement is subject to the Prospectuses of the Funds from time to time in effect, and, in the event of a conflict, the terms of the Prospectuses shall control. References herein to the "Prospectus" of a Fund shall mean the prospectus and statement of additional information of such Fund as from time to time in effect. Any changes, modifications or additions reflected in any such Prospectus shall be effective on the date of such Prospectus (or supplement thereto) unless specified otherwise. This Agreement shall supersede any prior distribution agreement with respect to the Funds.




John Nuveen & Co. Incorporated
                    |                                                                                      |
John Nuveen         |                                                                                      |
Authorized Signature|                                                                                      |
___________________________________________________________________________________________________________


We have read the foregoing agreement and accept and agree to the terms and conditions therein.


Firm                  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |
___________________________________________________________________________________________________________
                      |                                                                                   |
                      |                                                          Month   Day    Year      |
Authorized Signature  |                                                         |       |        |        |
__________________________________________________________________________________________________________

Print Name of         |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |
__________________________________________________________________________________________________________

Address               |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |
__________________________________________________________________________________________________________

City                  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |  |     |  |  Zip|  |  |  |  |  |  |  |
__________________________________________________________________________________________________________

Tax ID Number         |  |  |  |  |  |  |  |  |  |  |  |  | NASD|  |  |  |  |  |  |  |  |  |  |  |  |  |  |
__________________________________________________________________________________________________________


The above agreement should be executed in duplicate and both copies returned to us for signature. We will return a fully executed copy to you for your files.

Please return the completed agreement to:
John Nuveen & Co. Incorporated, 333 West Wacker Drive, Chicago, Illinois 60606-1286

Exhibit A to Nuveen Mutual Funds

Dealer Distribution and
Shareholder Servicing Agreement

Policies and Procedures With Respect to
Sales of Multiple Classes of Funds

The Nuveen non-money market open-end mutual funds (the "Funds") have one or more of the following classes of shares generally available to the public: Class A Shares, which are normally subject to an up-front sales charge and a service fee; Class B Shares, which are subject to an asset-based sales charge, a service fee, and a declining contingent deferred sales charge ("CDSC"); and Class C Shares, which are subject to an asset-based sales charge, a service fee, and a 12-month CDSC, it is important for an investor to choose the method of purchasing shares which best suits his or her particular circumstances. To assist investors in these decisions, John Nuveen & Co. Incorporated, underwriter for the Nuveen Mutual Funds, has instituted the following policies with respect to orders for Fund shares. These policies apply to each Authorized Dealer which distributes Fund shares.

1. Purchase orders for a single purchaser equal to or exceeding $1,000,000 should be placed only for Class A shares, unless such purchase for Class B or Class C Shares has been reviewed and approved by the Authorized Dealer's appropriate supervisor.

2. Any purchase order for less than $1,000,000 may be for Class A, Class B or Class C Shares in light of the relevant facts and circumstances, including:

    a)  the specific purchase order dollar amount;

    b)  the length of time the investor expects to hold his or her Shares;

    c)  whether the investor expects to reinvest dividends;  and

    d) any other relevant circumstances such as the availability of purchases under a letter of intent, a combined discount or a cumulative discount, as described in the Prospectus for the Fund, and any anticipated changes in the funds net asset value per share.

There are instances when one method of purchasing Shares may be more appropriate than the other. For example, investors who would qualify for a significant discount from the maximum sales load on Class A Shares might determine that payment of such a reduced up-front sales charge is preferable to the payment of a higher ongoing distribution fee on Class B or Class C Shares. On the other hand, investors who prefer not to pay an up-front sales charge may wish to defer the sales charge by purchasing Class B or Class C Shares. Those who plan to redeem their shares within 5 years might consider Class C Shares, particularly if they do not expect to reinvest dividends in additional shares. Note that, if an investor anticipates redeeming Class B Shares within a short period of time such as one year, that investor may bear higher distribution expenses than if Class A Shares had been purchased. In addition, investors who intend to hold their shares for a significantly long time may not wish to bear the higher ongoing-asset-based sales charges of Class B or Class C Shares, irrespective of the fact that the CDSC that would apply to a redemption of Class B Shares is reduced over time and is ultimately eliminated, and that the CDSC that would apply to a redemption of Class C Shares is relatively short in duration and small in amount.

Appropriate supervisory personnel within your organization must ensure that all employees receiving investor inquiries about the purchase of shares of the Funds advise the investor of the available pricing structures offered by the Funds and the impact of choosing one method over another, including breakpoints and the availability of letters of intent, combined purchases and cumulative discounts. In some instances it may be appropriate for a supervisory person to discuss a purchase with the investor.

These policies are effective immediately with respect to any order for the purchase of shares of the Funds.

October 4, 1996

Exhibit A (Page 2)
-------------------------------------------
Nuveen Mutual Funds
                                           ------------------
                                           CUSIP     Quotron
                                           Number    Symbol
-------------------------------------------------------------
Nuveen Tax-Free Money Market Funds
Nuveen Tax-Exempt Money Market            670634104  NUVXX
Nuveen Tax-Free Reserves, Inc.            670639103  NRFXX
Nuveen CA Tax-Free Money Market
   Service Portfolio                      67062D303  NCTXX
   Distribution Portfolio                 67062D402  NCTXX
   Institutional Portfolio                67062D501  NCTXX
Nuveen MA Tax-Free Money Market
   Service Portfolio                      670637107  NMAXX
   Distribution Portfolio                 670637206  NMAXX
   Institutional Portfolio                670637305  NMAXX
Nuveen NY Tax-Free Money Market
   Service Portfolio                      670637404  NTFXX
   Distribution Portfolio                 670637503  NTFXX
   Institutional Portfolio                670637602  NTFXX
-------------------------------------------------------------

                                               A SHARE              B SHARE             C SHARE             R SHARE
                                          -------------------------------------------------------------------------------
                                          CUSIP      Quotron  CUSIP       Quotron  CUSIP      Quotron  CUSIP      Quotron
                                          Number     Symbol   Number      Symbol   Number     Symbol   Number     Symbol
-------------------------------------------------------------------------------------------------------------------------
Equity Mutual Funds
Nuveen Growth and Income Stock Fund       67064Y503  #        67064Y602   #        67064Y701  #        67064Y800  #
Nuveen Balanced Stock and Bond Fund       67064Y107  #        67064Y206   #        67064Y305  #        67064Y404  #
Nuveen Balanced Municipal and Stock Fund  67064Y883  #        67064Y875   #        67064Y867  #        67064Y859  #
Nuveen Flagship Utility Fund              33841G108  FUIAX        -         -      33841G306  FLUCX        -         -
Golden Rainbow Fund                       33841G207  GLRBX        -         -          -        -          -         -
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Municipal Mutual Funds
Nuveen Municipal Bond Fund                67065Q202  NMBAX    67065Q103   #        67065Q301  #        67065Q400  NUVBX
Nuveen Insured Municipal Bond Fund        67065Q509  NMBIX    67065Q608   #        67065Q707  #        67065Q806  NITNX
Nuveen Flagship All-American Tax Exempt   67065Q889  FLAAX    67065Q871   #        67065Q863  FAACX    67065Q855  #
Nuveen Flagship Limited Term Tax Exempt   67065Q848  FLTDX        -        -       67065Q830  FLTCX    67065Q822  #
Nuveen Flagship Intermediate Tax Exempt   67065Q814  FINTX        -        -       67065Q798  FINCX    67065Q780  #
Nuveen Flagship AL Municipal Bond Fund    67065P105  FABTX    67065P204   #        67065P303  #        67065P402  #
Nuveen Flagship AZ Municipal Bond Fund    67065L104  FAZTX    67065L203   #        67065L302  FAZCX    67065L401  NMARX
Nuveen CA Municipal Bond Fund             67065N100  NCAAX    67065N209   #        67065N308  #        67065N407  NCSPX
Nuveen CA Insured Municipal Bond Fund     67065N506  NCAIX*   67065N605   #        67065N704  #        67065N803  NCIBX
Nuveen Flagship CO Municipal Bond Fund    67065L609  FCOTX    67065L500   #        67065L807  #        67065L880  #
Nuveen Flagship CT Municipal Bond Fund    67065N886  FCTTX    67065N878   #        67065N860  FCTCX    67065N852  #
Nuveen Flagship FL Municipal Bond Fund    67065L708  FLOTX    67065L658   #        67065L641  NFLCX    67065L872  NMFLX
Nuveen Flagship FL Intermediate           67065L864  FIFAX        -        -       67065L856  FIFCX    67065L849  #
 Municipal
Nuveen Flagship GA Municipal Bond Fund    67065P501  FGATX    67065P600   #        67065P709  FGACX    67065P808  #
Nuveen Flagship KS Municipal Bond Fund    67065R101  FKSTX    67065R200   #        67065R309  #        67065R408  #
Nuveen Flagship KY Municipal Bond Fund    67065R507  FKYTX    67065R606   #        67065R705  FKYCX    67065R804  #
Nuveen Flagship KY Limited Term           67065R887  FLKAX        -        -       67065R879  FLKCX    67065R861  #
 Municipal
Nuveen Flagship LA Municipal Bond Fund    67065P881  FTLAX    67065P873   #        67065P865  FTLCX    67065P857  #
Nuveen MD Municipal Bond Fund             67065L831  NMDAX    67065L823   #        67065L815  #        67065L799  NMMDX
Nuveen MA Municipal Bond Fund             67065N845  NMAAX    67065N837   #        67065N829  #        67065N811  NBMAX
Nuveen MA Insured Municipal Bond Fund     67065N795  NMAIX*   67065N787   #        67065N779  #        67065N761  NIMAX
Nuveen Flagship MI Municipal Bond Fund    67065R853  FMITX    67065R846   #        67065R838  FLMCX    67065R820  NMMIX
Nuveen Flagship MO Municipal Bond Fund    67065R812  FMOTX    67065R796   #        67065R788  FMOCX    67065R770  #
-------------------------------------------------------------------------------------------------------------------------

Exhibit A (Page 3)
--------------------------------------
Nuveen Mutual Funds

                                                   A SHARE             B SHARE             C SHARE             R SHARE
                                                   -------------------------------------------------------------------------------
                                                   CUSIP      Quotron  CUSIP      Quotron  CUSIP      Quotron  CUSIP      Quotron
                                                   Number     Symbol   Number     Symbol   Number     Symbol   Number     Symbol
----------------------------------------------------------------------------------------------------------------------------------
Municipal Mutual Funds (cont.)
Nuveen Flagship NJ Municipal Bond Fund             67065N753  NNJAX    67065N746  #        67065N738  NNJCX    67065N720  NMNJX
Nuveen Flagship NJ Intermediate Municipal          67065N712  FNJIX            -        -  67065N696  #        67065N688  #
Nuveen Flagship NM Municipal Bond Fund             67065L781  FNMTX    67065L773  #        67065L765  #        67065L757  #
Nuveen Flagship NY Municipal Bond Fund             67065N670  NNYAX*   67065N662  #        67065N654  NNYCX    67065N647  NTNYX
Nuveen NY Insured Municipal Bond Fund              67065N639  NNYIX*   67065N621  #        67065N613  #        67065N597  NINYX
Nuveen Flagship NC Municipal Bond Fund             67065P840  FLNCX    67065P832  #        67065P824  FCNCX    67065P816  #
Nuveen Flagship OH Municipal Bond Fund             67065R762  FOHTX    67065R754  #        67065R747  FOHCX    67065R739  NXOHX
Nuveen Flagship PA Municipal Bond Fund             67065L740  FPNTX    67065L732  #        67065L724  FPNCX    67065L716  NBPAX
Nuveen Flagship SC Municipal Bond Fund             67065P790  FLSCX    67065P782  #        67065P774  #        67065P766  #
Nuveen Flagship TN Municipal Bond Fund             67065P758  FTNTX    67065P741  #        67065P733  FTNCX    67065P725  #
Nuveen Flagship VA Municipal Bond Fund             67065L690  FVATX    67065L682  #        67065L674  FVACX    67065L666  NMVAX
Nuveen Flagship WI Municipal Bond Fund             67065R721  FWIAX    67065R713  #        67065R697  #        67065R689  #

# Will receive a supplemental listing when the number of class shareholder accounts is 300 or when the class asset base reaches $1 million.

NOTE: A Quotron Symbol requires 1,000 shareholder accounts or $25 million in assets.

*Denotes supplemental listing only